Exhibit 99.1

Armco Metals Holdings Announces Financial Results for the Second Quarter of 2015

Armco Metals Holdings, Inc. ("Armco Metals Holdings") (NYSE MKT:AMCO), a U.S. based company that engages in the import, sale, and distribution of metal ore and non-ferrous metals in the People's Republic of China, recycles scrap metals used by steel mills in the production of recycled steel and provides sourcing and pricing services for various metals to its network of customers, today announced its financial results for the second quarter of 2015.

SUMMARY FINANCIALS

Second Quarter 2015 Results
	Q2 2015	Q2 2014
Net Revenues	$36.9 million	$32.9 million
Gross Profit (Loss)	$(8.0) million	$3.1 million
Income (Loss) from Operations	$(9.2) million	$1.8 million
Net Income (Loss)	$(7.6) million	$(0.8) million
EPS (Fully Diluted) (Loss)	$(1.18)	$(0.15)

Second Quarter of 2015 Financial Results

For the second quarter of 2015ended June 30, 2015, net revenue was $36.9 million, a 12% increase compared to net revenue of $32.9 million recorded in the second quarter of 2014. The increase in revenue in the second quarter of 2015 is mainly due to a $9.2 million increase in sales of raw wood, partially offset by a $2.7 million decrease in sales of chrome ore, a $1.3 million decrease in sales of scrap metals and a $1.0 million decrease in sales of billet. Our recycling business generated revenue of $25.7 million while our trading business generated revenue of $11.2 million, accounting for 70% and 30% of our total revenue, respectively. Revenue from our recycling business declined by 15% compared to Q2 2014 revenues of $30.3 million. Revenue from our trading business increased significantly by 330% comparing same period of prior year primarily due to the sales from the new product, raw wood, brought into our trading business this year. Gross profit for the second quarter of 2015 was $(8.0) million as compared to gross profit of $3.1 million in the second quarter of 2014. Gross margin in the second quarter of 2015 was (21.8)% compared to 9.3% in the second quarter of 2014. The significant decrease in gross profit and gross margin was due to a large inventory write-down of $10.6 million in our recycling business.

Total operating expenses for the second quarter of 2015 decreased slightly by 6% to $1.2 million as compared to the second quarter of 2014 of $1.3 million. We recorded operating loss of $(9.2) million in the second quarter of 2015, compared to operating income of $1.8 million in the second quarter of 2014. Our results of operations in the second quarter of 2015 resulted in a net loss of $(7.6) million or $(1.18) per basic and diluted share on 6.5 million weighted average shares outstanding. This compared to net loss of $(0.8) million or $(0.15) per basic and diluted share on 5.1 million weighted average shares outstanding in the same period of 2014.

First Six Months of 2015 Financial Results

Armco Metals' revenues in the first half of 2015 increased substantially to $80.0 million compared to revenues for the same period of 2014 of $42.8 million, primarily due to a $18.0 million increase in sales of raw wood, a $15.9 million increase in sales of barley, a $12.1 million increase in sales of scrap metals, and a $1.2 million increase in sales of billet, partially offset by a $7.4 million decrease in sales of chromium ore, and a $2.2 million decrease in sales of manganese ore. Gross profit for the first six months of 2015 was $(11.9) million compared to $1.9 million in the 2014 period. The decline in gross profit was attributable to a large inventory write-down in our recycling business as a result of adverse market conditions in the scrap metal industry. In the first six months of 2015 our recycling business and trading business contributed 51% and 49% of our net revenue respectively.

Operating expenses decreased to $2.6 million from $ 3.5 million, primarily due to a decrease in general and administrative expenses of $0.5 million, a decrease in operating cost of idle manufacturing facility of $0.18 million resulting from increased production and a decrease in selling expenses of $0.18 million. Net loss and per share loss were $(8.65) million and $(1.41), respectively, in the first half of 2015. The weighted average diluted shares outstanding were 6.1 million as of June 30, 2015, a 52% increase from 4.0 million in the same period of 2014. Net loss and per share loss were $(4.4) million and $(1.09), respectively, in the first half of 2014.

In reviewing the financial performance for the second quarter of 2015, Mr. Kexuan Yao, Chairman and CEO of Armco Metals, remarked that, "In the second quarter of 2015, we experienced a substantial adverse market change in our metal recycling business resulted in a large inventory write-down and the worst quarterly financial result for our company so far. While the market is expected to remain weak, management further believe that the implementation of our “platform strategy” sales model in this business is the right strategy for the company, where we can work with our customers more closely, lower our market risks by sharing them with our customers and increase our sales with less or without additional working capital. As an endeavor to the strategy, as disclosed before, we are creating an OTO platform for scrap recycling business which could lead the business transition for the Company from solely selling steel scrap products in traditional methods to providing both services and products in the steel scrap business through the online platform. Once the platform grows to certain scale, we believe the greater sales revenue and profit for our steel scrap business could be expected."

Select Balance Sheet Items

As of June 30, 2015, the Company had $0.92 million in cash and cash equivalents, compared to $1.88 million at year-end of 2014. The Company’s current ratio was 1.23:1 at June 30, 2015 as compared to 1.38:1 on December 31, 2014. As of June 30, 2015, shareholders' equity decreased to $49.4 million compared to $54.6 million at December 31, 2014 as a result of the net loss for the first half of 2015.

Business Update

In the third quarter so far, in our recycling business we have delivered non-ferrous scrap metals of approximately 4,800 metric tons generating estimated revenue approximately of $10.5 million and gross profit approximately of $5.6 million; in addition we have delivered scrap steel of 28,335 metric tons generating estimated revenue of approximately $5.3 million. Overall, the estimated revenue and gross profit in our recycling business in the third quarter so far is approximately of $15.8 million and $4.2 million, respectively. And for the third quarter, so far in our trading business we have delivered raw wood estimated amounted to approximately $17.0 million with gross profit approximately of $20,000.

And for the update on the creating OTO platform, as of the report date, we have received business certificates for the new joint venture created for operating OTO platform and we are currently working on obtaining the license for operating internet services in China for the new joint venture.

ABOUT ARMCO METALS HOLDINGS, INC.

Armco Metals Holdings, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout China and is in the recycling business in China. Armco Metals' customers include some of the fastest growing steel producing mills and foundries throughout China. Raw materials are acquired from a global group of suppliers located in various countries, including, but not limited to, Brazil, India, Indonesia, Ukraine and the United States. Armco Metals' product lines include ferrous and non-ferrous ore, iron ore, chrome ore, nickel ore, magnesium, copper ore, manganese ore, steel billet, recycled scrap metals, raw wood and barley. For more information about Armco Metals, please visit http://www.armcometals.com.

SAFE HARBOR STATEMENT

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Armco Metals Holdings, Inc., is hereby providing cautionary statements identifying certain important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") are forward-looking and involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our net revenues and production related to our scrap metal recycling operations, including our ability to operate the facility efficiently and profitability, the sufficiency of our working capital, pricing and volatile demand for our product lines, and the extent of government imposed energy and monetary policy restrictions and resulting blackouts and associated impact on our trading and recycling operations.

We caution that investors should not place undue reliance on any forward-looking statements herein. Further, any forward-looking statement speaks only as of the date on which such statement is made. We qualify all of our forward-looking statements in this press release by these cautionary statements including those made in Part II, Item 1A. Risk Factors appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2015, as well as in Part I. Item 1A. Risk Factors appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

CONTACT INFORMATION:

Armco Metals Holdings, Inc.
US Investor Relations Contact
Christina Xiong
Office: 650.212.7620
Email: ir@armcometals.com
Website: www.armcometals.com

China
Ripple Zhang
Office: 86-21-62375286
Email: ripple.zhang@armcometals.com
Website: www.armcometals.com

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$915,918	$1,884,887
Pledged deposits	10,254	498,615
Marketable securities	3,471	73,943
Accounts receivable, net	18,877,616	43,202,886
Inventories	14,372,438	9,154,463
Advance on purchases	27,719,663	1,093,402
Prepayments and other current assets	941,017	1,164,603

Total Current Assets	62,840,377	57,072,799

Property, plant and equipment, net	31,392,928	32,563,929
Land use rights, net	6,083,827	6,108,283
Deferred tax assets	297,842	279,563

Total Assets	$100,614,974	$96,024,574

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$11,349,788	$17,011,843
Banker's acceptance notes payable and letters of credit	1,778,555	1,767,790
Current maturities of capital lease obligation	-	720,819
Accounts payable	2,970,014	5,497,866
Advances received from Chairman and CEO	169,117	877,076
Due to related parties	582,618	717,703
Customer deposits	26,000,106	1,467,281
Corporate income tax payable	817,202	815,073
Value added tax and other taxes payable	3,958,379	5,747,470
Deferred tax liabilities	727,305	2,965,196
Accrued expenses and other current liabilities	2,833,108	3,850,095

Total Current Liabilities	51,186,192	41,438,212

Total Liabilities	51,186,192	41,438,212

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 7,829,550 and 5,615,088 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	7,829	5,615
Additional paid-in capital	48,972,826	45,968,908
Retained earnings (deficit)	(4,154,828)	4,491,948
Accumulated other comprehensive income	4,602,955	4,119,891

Total Stockholders' Equity	49,428,782	54,586,362

Total Liabilities and Stockholders' Equity	$100,614,974	$96,024,574

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months	For the Three Months	For the Six Months	For the Three Months
	Ended	Ended	Ended	Ended
	June 30, 2015	June 30, 2015	June 30, 2014	June 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

NET REVENUES	$79,971,983	$36,901,969	$42,797,893	$32,879,242

COST OF GOODS SOLD	91,910,719	44,950,003	40,898,856	29,816,401

GROSS PROFIT	(11,938,736)	(8,048,034)	1,899,037	3,062,841

OPERATING EXPENSES:
Selling expenses	21,090	11,553	202,690	101,835
Professional fees	288,338	211,134	355,782	141,328
General and administrative expenses	1,467,914	579,702	1,975,580	537,454
Operating cost of idle manufacturing facility	825,333	369,786	1,007,214	472,242

Total operating expenses	2,602,675	1,172,175	3,541,266	1,252,859

INCOME (LOSS) FROM OPERATIONS	(14,541,411)	(9,220,209)	(1,642,229)	1,809,982

OTHER (INCOME) EXPENSE:
Interest income	(153)	(58)	(98,800)	(532)
Interest expense	972,895	690,022	2,641,772	1,968,830
Loss on sales of marketable securities	204,766	45,767
Change in fair value of derivative liabilities	(134,760)	(150,187)	108,975	586,884
Loan guarantee expense	-	-	13,002	-
Gain on forgiveness of short-term debt	(4,081,366)	(6,918)
Government grant	(475,928)	-	-	-
Other (income) expense	(114,752)	(29,366)	75,028	16,725

Total other (income) expense	(3,629,298)	549,260	2,739,977	2,571,907

LOSS BEFORE INCOME TAX PROVISION	(10,912,113)	(9,769,469)	(4,382,206)	(761,925)

INCOME TAX PROVISION	(2,265,337)	(2,155,528)	-	-

NET LOSS	(8,646,776)	(7,613,941)	(4,382,206)	(761,925)

OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized income (loss) on marketable securities	180,859	32,557	32,468	10,530
Foreign currency translation gain (loss)	302,205	(40,678)	(372,778)	35,780

COMPREHENSIVE LOSS	$(8,163,712)	$(7,622,062)	$(4,722,516)	$(715,615)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:

Net loss per common share - basic and diluted	$(1.41)	$(1.18)	$(1.09)	$(0.15)

Weighted Average Common Shares Outstanding - basic and diluted	6,111,283	6,471,019	4,032,035	5,080,846

ARMCO METALS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,646,776)	$(4,382,206)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	1,364,119	1,405,506
Amortization expense	26,890	61,322
Gain on disposal of property plant and equipment	-	(339)
Deferred income taxes	(2,266,366)	-
Gain on forgiveness of capital lease obligation	(125,371)	-
Gain on forgiveness of short-term debt	(4,081,366)	-
Change in fair value of derivative liabilities	(134,760)	108,975
Loss on sales of marketable securities	204,766	-
Amortization of debt discount	504,249	1,985,325
Stock based compensation	355,587	1,182,781
Shares issued for third party services	77,800	-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Changes in operating assets and liabilities:
Accounts receivable	24,521,722	2,116,260
Inventories	(5,148,146)	7,077,767
Advance on purchases	(25,339,535)	(538,812)
Prepayments and other current assets	(981,334)	396,061
Banker's acceptance notes payable and letters of credit	-	(6,663,274)
Accounts payable	(2,553,235)	(7,266,050)
Customer deposits	24,457,430	1,237,852
Taxes payable	(1,819,149)	315,184
Accrued expenses and other current liabilities	(1,025,609)	29,042

NET CASH USED IN OPERATING ACTIVITIES	(609,084)	(2,934,606)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	227	5,932,261
Payment made towards pledged deposits	-	(1,809,397)
Proceeds from disposal of property, plant and equipment	-	1,628
Cash received from sales of marketable securities	46,565	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	46,792	4,124,492

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	163,255	11,535,286
Repayment of loans payable	(508,177)	(12,970,719)
Proceeds from capital lease obligation	-	162,600
Repayment of capital lease obligation	(107,712)	-
Advances from Chairman and CEO	158,537	144
Repayment to related parties	(134,498)	(32,534)

NET CASH USED IN FINANCING ACTIVITIES	(428,595)	(1,305,223)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	21,918	221,582

NET CHANGE IN CASH	(968,969)	106,245

Cash at beginning of the period	1,884,887	596,557

Cash at end of the period	$915,918	$702,802

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$28,904	$236,240
Income taxes paid	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Debt discount due to conversion feature	$596,629	$1,950,820
Change in fair value of marketable security	$180,859	$32,468
Reclassification from short-term debt to convertible debt	-	$5,554,468
Reclassification of derivative liability to equity	$461,869	$2,101,665
Common shares issued for conversion of debt and accrued interest	$1,134,510	$6,551,712
Capital lease obligation settled with pledge deposit	$488,934	$-
Common shares issued for conversion of advances from Chairman and CEO	$976,366	$-